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                                                                    Exhibit 10.8

                   PERSONAL EMPLOYMENT CONTRACT MR. Z. REHAVI
                                  IN MEDIS EL

1.    SALARY

      The agreement includes the salary, conditions and fringe benefits to the manager of the Company for the period October 1, 1999-September 30, 2000.

      *     Monthly salary U.S.$15,000 (in N.I.S. when paid).

      *     U.S.$1,250 educational fund.

      *     U.S.$1,250 gross-up for educational fund.

      *     U.S.$1,600 - rent participation.

      *     U.S.$1,600 - gross-up for rent participation.

      *     Bonus of three months' salary.

2.    FRINGE BENEFITS

      *     managers insurance based on U.S.$15,000 monthly salary.

      * Life insurance for the benefit of the Company and severance insurance to employee.

      *     Annual vacation 22 working days.

      * Right for sick leave 30 days a year and right to accumulate up to 3 months.

      *     Professional training fund "Yahav".

      *     Use of the company's car and all expensed related.

      *     Payment for telephone by the company.

      * Payment of 15 recreation days per year at the rate per Law (to date N.I.S. 320 per day).

      Automatic transfer of the rights under the managers insurance from employer to employee on sole demand by the employee on retirement or resignation.

3.    EXTRA RIGHTS FOR MANAGERS

      6 months salary notification of resignation or dismissal. Payment of 6 months salary (period of adjustment) (in the period full salary and fringe benefits) inclusive in case of change of ownership of the Company and dismissal by new owners.

      The manager will be insured by personal insurance against all claims as for directors.

      The manager will be entitled to acquire options each time the Company goes public, at terms and conditions agreed with the Board of Directors.

      In the frame of benefits to the manager and on the basis of the performance of the Company, the manager will be entitled to options, bonuses and other benefits according to resolution taken by the Board in each case or event.

Date: November 2, 1999
Signed:

Employee:                               Chairman of the Board:


/s/ Zvi Rehavi                          /s/ Robert K. Lifton